SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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New York Community Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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615 Merrick Avenue
Westbury, New York 11590
(516) 683-4100

April 10, 2003

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank. The Annual Meeting will be held on May 14, 2003 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company’s independent auditors, will be present to respond to any questions you may have.

The Board of Directors of New York Community Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the proposals submitted for your vote.

To submit your vote, please sign, date, and return the enclosed proxy card promptly, or vote on-line or by telephone as instructed on the proxy card. As a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum at the Meeting, we would appreciate your timely response.

On behalf of the Board of Directors and employees of New York Community Bancorp, Inc., we thank you for your continued interest and support.

Sincerely,

Michael F. Manzulli Chairman	Joseph R. Ficalora President and Chief Executive Officer

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, New York 11590

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 14, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of New York Community Bancorp, Inc. will be held on May 14, 2003 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1.        The election of three directors to three-year terms of office each;

2.        The approval of an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 150,000,000 shares to 300,000,000 shares.

3.        The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

4.        Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

The Board of Directors has established March 26, 2003, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only record holders of the Common Stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event that there are not sufficient votes for a quorum, or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

By Order of the Board of Directors,

Mark A. Ricca Executive Vice President, General Counsel and Corporate Secretary

Westbury, New York
April 10, 2003

NEW YORK COMMUNITY BANCORP, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2003

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on May 14, 2003 and at any adjournments thereof. The 2002 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2002, accompanies this proxy statement, which is first being mailed to shareholders on or about April 10, 2003.

It is important that holders of a majority of the shares be represented in person or by proxy at the Annual Meeting. Regardless of the number of shares of common stock owned, shareholders are requested to vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the other specific proposals presented therein.

Alternately, shareholders may vote their shares of Company common stock over the Internet, or by calling a specially designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, and to allow shareholders to provide their voting instructions and confirm that said instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 13, 2003.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,500 plus out-of-pocket expenses. Proxies may also be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the “Bank”), without receipt of additional compensation. The Company will also request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank. If you wish to vote your Company shares in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of common stock of the Company (“Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

The close of business on March 26, 2003 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was __________.

As provided in the Company’s Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company’s Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the matters being proposed for shareholder action set forth in Proposal 2 regarding the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance, and in Proposal 3 regarding the ratification of the selection of independent auditors, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote “FOR” the item, (ii) vote “AGAINST” the item, or (iii) “ABSTAIN” from voting on such item.

Proposal 2 will be deemed approved if a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting, at which a quorum is present, votes in favor of the proposal. Abstentions and broker non-votes are included as shares entitled to vote on Proposal 2 and will count as a vote “AGAINST” Proposal 2.

An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder ratification of Proposal 3. In connection with Proposal 3, shares as to which the “ABSTAIN” box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit, will not be counted as votes cast, and will have no effect on the vote on the matter presented.

Proxies solicited hereby will be returned to Registrar and Transfer Company, the Company’s transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

The table on the next page sets forth information as to those persons known by management to be beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock on the Record Date as disclosed in certain reports regarding such ownership filed with the Company and with the United States Securities and Exchange Commission (the “SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owned more than 5% of the Company’s Common Stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	New York Community Bank	9,939,483(1)	x.xx%
Employee Stock Ownership
Plan (“ESOP”) and Trust
615 Merrick Avenue
Westbury, New York 11590

______________

   (1)   Donald M. Blake and Max L. Kupferberg administer the ESOP as a committee (the “ESOP Committee”). An independent corporate trustee has been appointed as the trustee for the ESOP (the “ESOP Trustee”). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At March 26, 2003, 6,333,862 shares were allocated under the ESOP and 3,605,621 shares were unallocated.

PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

All persons standing for election as director were unanimously nominated by the Nominating Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Pursuant to the Company’s Bylaws, the number of directors of the Company is nine (9), unless otherwise designated by the Board of Directors. At the regularly scheduled Board of Directors meeting held December 17, 2002, the Board of Directors designated the number of directors to be ten (10), effective January 1, 2003. All directors presently serve as directors of the Company and the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The nominees proposed for election at this year’s Annual Meeting are Joseph R. Ficalora, Michael F. Manzulli, and Robert S. Farrell.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed, dated, and returned, will be voted “FOR” the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

The following table sets forth, as of the Record Date, the names of the nominees and of the continuing directors and named executive officers, their ages, and a brief description of their recent business experience, including present occupations and employment, directorships held by each, the year in which each became a director, and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date.

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Shares of Common Stock Beneficially Owned (2)	Percent of Class

NOMINEES

Joseph R. Ficalora President, Chief Executive Officer, and Director of the Company since July 23, 1993; Chief Executive Officer of the Bank since January 1, 1994; Chairman of the Company from July 20, 1993 to July 31, 2001 and of the Bank from May 20, 1997 to July 31, 2001; President of the Bank from January 1, 1994 to July 31, 2001.	56	1989	2006	2,568,594 (3,4,5)	x.xx	%

Michael F. Manzulli Chairman of the Board of the Company and the Bank since August 1, 2001; Chairman and Chief Executive Officer of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from October 1, 1997 to July 31, 2001; President of Richmond County Savings Bank from June 18, 1992 to September 30, 1997.	62	2001	2006	858,661 (3,4,5)	0.xx

Robert S. Farrell President, H. S. Farrell, Inc., a building supply company; Director of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from September 13, 1973 to July 31, 2001.	77	2001	2006	278,860 (3,6)	0.xx

CONTINUING DIRECTORS

Name and Principal Occupation at Present and for the Past Five Years

Donald M. Blake President and Chief Executive Officer of Joseph J. Blake & Assoc., Inc., a national real estate appraisal company.	78	1968	2004	354,132 (3,6)	0.xx

Howard C. Miller Retired Senior Vice President and Mortgage Officer of the Bank.	79	1985	2004	230,338 (6)	0.xx

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Common Stock Beneficially Owned (2)	Percent Of Class

Anthony E. Burke Senior Executive Vice President, Chief Operating Officer, and Director of the Company and President, Chief Operating Officer and Director of the Bank since August 1, 2001; President, Chief Operating Officer, and Director of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from October 1, 1997 to July 31, 2001; Senior Partner, Ernst & Young, LLP from September 1984 to September 1997.	56	2001	2004	636,449 (3,4,5)	0.xx

John A. Pileski Retired Partner, Financial Services Practice, KPMG LLP.	63	2003	2004	76,538 (5,6)

Max L. Kupferberg Chairman of the Board of Directors of Kepco, Inc., a manufacturer of electrical equipment.	83	1983	2005	2,575,019 (3,6)	x.xx

Dominick Ciampa Principal, Ciampa Organization, a local real estate development firm.	69	1995	2005	541,545 (3,6)	0.xx

William C. Frederick, M.D. Retired Surgeon, St. Vincent’s Hospital; Director of Richmond County Financial Corp. from February 18, 1998 to July 31, 2001 and of Richmond County Savings Bank from February 14, 1980 to July 31, 2001.	75	2001	2005	267,928 (6)	0.xx

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James J. O’Donovan Executive Vice President of the Company and the Bank since January 1, 2001; Senior Vice President of the Company since 1993; Senior Vice President and Mortgage Officer of the Bank since 1987.	60	—	—	964,304 (3,4,5)	0.xx

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term as Director	Common Stock Beneficially Owned (2)	Percent of Class

Robert Wann Executive Vice President and Chief Financial Officer of the Company and the Bank since January 1, 2001; Senior Vice President and Chief Financial Officer of the Company since 1993; Senior Vice President and Comptroller of the Bank from 1992 to December 2001.	48	—	—	931,184 (3,4,5)	0.xx	%

All directors and executive officers as a group (14 persons)				10,649,040 (7)	x.xx

______________

(1)       Includes years of service as a trustee or director of the Bank.

(2)      Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3)      Includes 1,862,618; 280,928; 80,853; 62,959; 47,115; 30,514; 13,654; 34,865; and 27,992 shares owned by the spouses or held in individual retirement accounts, trusts accounts, custodian accounts, or foundation accounts of Messrs. Kupferberg, Ciampa, Ficalora, Manzulli, Blake, Farrell, Burke, Wann, and O’Donovan, respectively, for which the directors and the executive officers have claimed beneficial ownership.

(4)      Includes 404,280 and 252,568 shares underlying options granted to Messrs. Manzulli, and Burke, respectively, under the Richmond County SCP, all of which are currently exercisable. Includes 763,812; 353,750; and 353,750 shares underlying options granted to Messrs. Ficalora, O’Donovan, and Wann, respectively, under the Company’s 1997 Stock Option Plan that are currently exercisable. Excludes 100,000 shares underlying options granted December 21, 2001 to each of Messrs. Ficalora, O’Donovan, and Wann under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 50% per year over a period of two years beginning December 21, 2003. Excludes 202,140 and 121,284 shares underlying options granted to Messrs. Manzulli and Burke, respectively, under the Richmond County SCP that become exercisable beginning October 20, 2003. Excludes 150,000 shares underlying options granted to each of Messrs. Ficalora, Manzulli, Burke, O’Donovan, and Wann under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year over a period of three years beginning July 24, 2003. Also excludes 210,000 shares underlying options granted to each of Messrs. Ficalora, Manzulli, Burke, O’Donovan, and Wann under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year over a period of three years beginning January 21, 2004.

(5)      Includes 131,253; 1,718; 134,656 and 132,263 shares allocated under the New York Community Bank ESOP (the “NYCB ESOP”) to the accounts of Messrs. Ficalora, Burke, O’Donovan and Wann, respectively. Includes 1,733 shares allocated and dividend reinvestment under the NYCB ESOP to the accounts of Mr. Manzulli. Also includes 147,727; 47,671; and 45,383 shares purchased by the trustee of the Incentive Savings Plan of the Bank for the accounts of Messrs. Ficalora, O’Donovan, and Wann, respectively. Also includes 272,051; 80,550; and 67,885 shares allocated under the Bank’s Supplemental Benefits Plan (the “SBP”) to the accounts of Messrs. Ficalora, O’Donovan, and Wann, respectively. Also includes 62,008 and 43,800 shares purchased by the trustee of the New York Community Bank 401(k) Plan (the “NYCB 401(k) Plan”) for the accounts of Messrs. Manzulli and Burke, respectively. Excludes 9,000 shares granted to Mr. Pileski on May 29, 2001 under the Haven Bancorp, Inc. Stock Incentive Plan (the “Haven Plan”), which New York Community Bancorp, Inc. succeeded to as a result of the acquisition of Haven Bancorp, Inc. on November 30, 2000. The shares will vest annually at a rate of 50% beginning on May 29, 2003.

(6)        Includes 29,907 shares underlying options granted to Mr. Miller under the Company’s 1993 Stock Option Plan for Outside Directors (the “Directors Option Plan”), all of which are currently exercisable. Also includes 202,140 and 220,500 shares underlying options granted to Mr. Farrell and Dr. Frederick, respectively, under the Richmond County Financial Corp. Stock Compensation Plan (the “Richmond County SCP”), all of which are currently exercisable. Includes 121,500 shares underlying options granted to each of Messrs. Blake, Kupferberg, Miller, and Ciampa and 60,750 shares underlying options granted to John A. Pileski under the Company’s 1997 Stock Option Plan, all of which are currently exercisable. Excludes 25,500 shares underlying options granted to Messrs. Blake, Kupferberg, Miller, Ciampa, Farrell, Frederick and Pileski under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year over a period of three years beginning on July 24, 2003.

(7)      Includes 29,907 shares underlying options granted to directors under the Directors’ Option Plan, all of which are currently exercisable. Includes 2,002,812 shares underlying options granted to directors and executive officers under the Company’s 1997 Stock Option Plan, all of which are currently exercisable. Also includes 1,231,200 shares underlying options granted to directors and executive officers under the Richmond County SCP, all of which are currently exercisable. Includes 42,560 shares underlying options granted to executive officers under the Haven Plan, all of which are currently exercisable. Also includes 412,776; 246,067; 420,486; 2,533; and 148,108 shares accumulated for the benefit of executive officers in the aggregate under the NYCB ESOP, the Incentive Savings Plan, the SBP, the Haven Plan, and the NYCB 401(k) Plan, respectively. Excludes 9,000 shares granted to directors under the Haven Plan, which shares will vest annually at a rate of 50% beginning on May 29, 2003. Excludes 178,500 shares underlying options granted to directors under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year beginning July 24, 2003. Also excludes 20,250 shares underlying options granted to directors under the Company’s 1997 Stock Option Plan that become exercisable on January 29, 2004. Excludes 310,000 shares underlying options granted to executive officers under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 50% per year beginning December 21, 2003. Excludes 930,000 shares underlying options granted to executive officers under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year beginning July 24, 2003. Excludes 1,290,000 shares underlying options granted to executive officers under the Company’s 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year beginning January 21, 2004. Excludes 11,250 shares underlying options granted to executive officers under the Haven Plan that become and exercisable January 18, 2004. Also excludes 404,280 shares underlying options granted to executive officers under the Richmond County SCP that become exercisable on October 20, 2003

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees. In 2002, the Board of Directors of the Company held thirteen (13) meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2002. The nature and composition of the committees of the Board of Directors are described below:

Audit Committee. The Audit Committee of the Company consists of Messrs. Kupferberg (Chairman), Miller, Farrell, and Pileski, all of whom are outside directors. Mr. Pileski previously served as an advisor to the Committee and became a member on January 1, 2003. This committee meets with the Company’s and the Bank’s internal auditors to review the summary of internal audits of the Company’s and the Bank’s results. The Audit Committee met six (6) times in 2002.

Nominating Committee. The Company’s Nominating Committee for the 2002 Annual Meeting consisted of Messrs. Blake (Chairman), Miller, Ciampa, Farrell, and Kupferberg and Dr. Frederick. Mr. Farrell recused himself from voting on his nomination. Mr. Pileski became a member on January 1, 2003. The committee considers and recommends the nominees for director to stand for election at the Company’s Annual Meeting of Shareholders.

The Company’s Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice, in writing, to the Secretary of the Company. The shareholder’s notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company’s Bylaws and by the Securities Exchange Act of 1934. See “Additional Information - Notice of Business to Be Conducted at an Annual Meeting.” The Nominating Committee met on November 16 and December 17, 2002.

Compensation Committee. The Compensation Committee of the Company consists of Messrs. Blake (Chairman), Kupferberg, and Farrell. This committee meets to establish compensation for the executive officers and to review the Company’s incentive compensation programs when necessary. The Compensation Committee met three (3) times in 2002.

Directors’ Compensation

Directors’ Fees. Directors of the Company do not receive any fees or retainers for serving on the Company’s Board of Directors. In 2002, outside directors of the Bank received an annual retainer of $40,000 and a fee of $1,000 per Board meeting attended. Outside directors of the Bank also receive fees ranging from $250 to $1,000 for each committee meeting attended.

Directors’ Deferred Fee Plan. The Bank maintains the 1993 Directors’ Deferred Fee Stock Unit Plan (the “Directors’ Deferred Fee Plan”). This plan provides an opportunity for those members of the Board of Directors of the Bank who were active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of a benefit based on the value of the common stock of the Company, thus providing the Bank with the use of the funds for business activities. The deferral of fees under the Plan applies to all fees received by directors: regular meeting fees, special meeting fees, and committee fees.

Outside Directors’ Consultation and Retirement Plan. The Bank maintains the Outside Directors’ Consultation and Retirement Plan (the “Consultation Plan”) to provide benefits to outside directors and to ensure their continued service and assistance in the conduct of the Bank’s business. Under the Consultation Plan, a director who is not currently an officer or employee of the Bank and who has served as a director for at least ten years (with credit given for prior service as a trustee of the Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director’s annual retainer and meeting fees over the 36-month period preceding the director’s termination date, for a period equal to the lesser of the number of months such director agrees to provide consulting services after retirement, or ten years. The Consultation Plan is unfunded.

Life Insurance Benefit for Outside Directors. The Company provides life insurance for outside directors of the Bank and the Company. For 2002, the premiums paid by the Company for such insurance coverage for each outside director amounted to $2,399. These premiums are tax deductible by the Company, assuming certain requirements are met.

Directors’ Option Plans. Directors also participate in the Company’s 1993 Stock Option Plan for Outside Directors and the Company’s 1997 Stock Option Plan. In 2002, under the Company’s 1997 Stock Option Plan (the “1997 SOP”), Messrs. Blake, Kupferberg, Miller, and Ciampa were granted non-statutory stock options (each with a reload feature) to purchase 121,500 shares each at an exercise price of $27.405. The options became exercisable on July 24, 2002. Pursuant to the Annual Stock Appreciation Program feature of the plan (the “ASAP”), options are generally granted with the right to a further option (a “reload option”). The ASAP requires each participant to make an investment in the Company by contributing currently owned shares to the ASAP. Option exercises occur automatically when the fair market value of the Company’s stock at a certain date exceeds by 5% or more the exercise price of the lowest priced option held by an optionee under the ASAP. None of the July 24, 2002 reload options were exercised.

In 2002, under the Company’s 1997 SOP, Messrs. Blake, Kupferberg, Miller, Ciampa, and Farrell, and Dr. Frederick were granted non-statutory stock options to purchase 25,500 shares each at an exercise price of $24.61 per share. The options become exercisable on July 24, 2003.

The following Compensation Committee and Audit Committee Reports to Shareholders, and the following stock performance graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company’s chief executive officer and other executive officers of the Company. The disclosure requirements for the chief executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. The Compensation Committee of the Company (the “Compensation Committee”) consists only of independent directors. The members of the Compensation Committee also serve on the Compensation Committee of the Bank. In fulfillment of the SEC requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer (“CEO”). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank’s and the Company’s stock-based compensation plans, are also determined by the Compensation Committee.

This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Joseph R. Ficalora, in particular, during 2002.

General Policy. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Compensation Committee engaged the Performance and Compensation Management Group of KPMG LLP to assist in the implementation of its Executive Compensation Plan and also used publicly available information. The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data.

Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation.

Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual’s responsibilities and experience and the Compensation Committee’s view of competitive marketplace conditions.

In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee’s decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual’s contribution to the Company’s and the Bank’s success since the executive’s last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses. However, the Bank has implemented a goal-based annual incentive plan for its most senior executives, which is based on a full year’s performance. In preparation of the plan, data was collected on ten publicly traded banks operating in the New York metropolitan area. The compensation paid to the executive officers and the financial performance of each bank comprising the peer group were utilized in crafting the Bank’s plan. This peer group consists of local institutions that are included in the peer group used in the stock performance graph. The financial performance measures of the Bank were within the top 10 percentile of its peers with regard to return on average assets, interest rate spread and net interest margin, total non-performing loans, net charge-offs to average loans, and the efficiency ratio.

The third component of the executive compensation strategy of the Company and the Bank is its long-term incentive compensation program, under which executives receive stock options that offer them the possibility of future gains, depending on the executive’s continued employment by the Company or the Bank and the long-term price appreciation of the Company’s Common Stock. In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. Accordingly, in 2002, options were granted to executive officers under the New York Community Bancorp, Inc. 1997 Stock Option Plan. All stock options were granted with exercise prices equal to the fair market value on the date of grant. The specific factors considered in determining eligibility and the number of shares to be granted were the executive’s position and responsibilities, the contributions made toward achieving the strategic goals of the Company and the Bank, and the capacity to adjust to new and more demanding challenges.

Committee Review of Executive Compensation. In making its recommendations regarding executive compensation at year-end 2002, the Compensation Committee was influenced by several positive factors. Primary among these was the exceptional financial performance of the Company and the significant role of the Company’s’ executive officers in bringing it about. Another key consideration was the degree to which management has continued to convey the Company’s message in a timely and effective manner to the public markets, and to fulfill the responsibilities of a publicly traded company. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included improvements in strategic direction, strengthened internal controls, and regulatory compliance.

Based upon these performance factors in 2002, the Company’s executive officers were eligible for the highest level of bonus under the Executive Management Bonus Plan. While no bonuses were awarded under the Plan, the Committee determined that salary adjustments should be made for certain Company executives commensurate with their increased responsibilities inthe company. Furthermore, consistent with the continued emphasis on stock-based compensation, certain executive officers were granted options on July 24, 2002 and January 21, 2003.

Compensation of the Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the Common Stock. Individual factors include the CEO’s initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

After reviewing the Company’s 2002 results in comparison with those of its industry peers, as well as his individual contributions, the Compensation Committee concluded that the CEO, Joseph R. Ficalora, performed with exceptional skill and diligence in 2002. The Company generated a record level of earnings, and Mr. Ficalora deserves a large measure of the credit for this accomplishment. He assumed personal responsibility for an array of ambitious operating strategies, which were adopted and successfully pursued. Finally, the Compensation Committee believes that Mr. Ficalora has been personally responsible for the ongoing success of the Company and the Bank, and has set the stage for their continued success.

Accordingly, Mr. Ficalora was eligible to receive the highest bonus under the Company’s Executive Management Bonus Plan and an adjustment to compensation. While Mr. Ficalora’s salary was increased to $850,000 for 2003, no bonus was awarded, in view of Mr. Ficalora’s belief that the value of stock options granted during the year was a more appropriate means of aligning his interests with those of the Company’s shareholders.

The Compensation Committee

Donald M. Blake, Chairman

Max L. Kupferberg
Robert S. Farrell

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.

Audit Committee Report to Shareholders

The Audit Committee of the Company’s Board of Directors is composed of four (4) non-employee directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of the New York Stock Exchange.

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, who have the primary responsibility for the financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to shareholder ratification, the selection of the Company’s independent auditors.

The Audit Committee

Max L. Kupferberg, Chairman

Howard C. Miller
Robert S. Farrell
John A. Pileski

Stock Performance Graph

The following graph provides a comparison of total shareholder returns on the Company’s Common Stock since December 31, 1997 with the cumulative total returns of two broad-market indices and a peer group index. The broad-market indices chosen were the Nasdaq Stock Market® index and the S&P 500 index. The S&P 500 index was chosen in connection with the Company’s trading activities on the New York Stock Exchange, beginning on December 20, 2002. The Nasdaq index was chosen in connection with the Company’s trading activities on Nasdaq prior to December 20, 2002. The peer group index chosen was the Media General Industry Group, which is comprised of savings institutions. The data was provided by Media General Financial Services.

Comparison of Cumulative Total Returns

New York Community Bancorp, Inc.

December 31, 1997 – December 31, 2002

ASSUMES $100 INVESTED ON JAN. 1, 1998
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
New York Community Bancorp, Inc.	$ 100.00	$ 112.68	$ 106.00	$ 149.97	$ 214.81	$ 278.52
MG Group Index	100.00	87.66	70.47	114.24	121.44	143.12
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94
S&P 500 Index	100.00	128.58	155.64	141.46	124.65	97.10

Summary Compensation Table

The following table shows, for the years ended December 31, 2002, 2001, and 2000, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the CEO and the four highest paid executive officers of the Company and the Bank who received salary and bonus in excess of $100,000 in fiscal year 2002 (“Named Executive Officers”). The Company does not pay any separate cash compensation to Named Executive Officers of the Company.

		Annual Compensation			Securities Underlying Options/SARs (#)	All Other Compensation(3) ($)
Name and Principal Office	Year	Salary(1) ($)		Bonus(2) ($)

Joseph R. Ficalora	2002	$ 700,000		$ —	863,812	$ 49,822
President and	2001	615,000		—	591,299	169,119
Chief Executive Officer	2000	600,000		—	356,906	669,806

Michael F. Manzulli	2002	650,000		—	150,000	49,822
Chairman of the Board	2001	270,833	(4)	500,000	—	—
	2000	—		—	—	—

Anthony E. Burke	2002	500,000		—	150,000	49,822
Senior Executive Vice	2001	187,500	(4)	750,000	—	—
President and Chief	2000	—		—	—	—
Operating Officer

James J. O’Donovan	2002	400,000		—	453,750	49,822
Executive Vice President	2001	300,000		—	337,788	169,119
and Chief Lending Officer	2000	269,000		—	151,875	669,806

Robert Wann	2002	350,000		—	453,750	49,822
Executive Vice President	2001	275,000		—	337,788	169,119
and Chief Financial Officer	2000	225,500		—	151,875	669,806

______________

(1)       Salary includes deferred compensation.

(2)      Represents incentive payments paid to Messrs. Manzulli and Burke pursuant to the employment agreements they entered into following the merger of Richmond County Financial Corp. with and into the Company.

(3)      Includes allocations under the NYCB ESOP for 2002 of 1,718.9431 shares each to Messrs. Ficalora, Manzulli, Burke, O’Donovan, and Wann, respectively, which each had market values of $49,822 at December 31, 2002.

(4)      Represents salary received from August 1, 2001 to December 31, 2001. Prior to August 1, 2001, the Named Executive Officer was an executive officer of Richmond County Financial Corp.

Employment Agreements

The Bank and the Company maintain employment agreements with Messrs. Manzulli, Ficalora, Burke, O’Donovan, and Wann (the “Executives”). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. To a significant degree, the continued success of the Bank and the Company depends on the skills and competence of these executive officers.

The Bank’s and the Company’s employment agreements (collectively, the “Employment Agreements”) are substantially similar. The Employment Agreements provide for initial three-year terms. Each contract provides for daily extensions such that the term of the contract will always be three years unless written notice is provided by either party, but, in no event, may the term of the agreement extend beyond the last day of the month in which the Executive attains the age of 65. The Employment Agreements provide for a base salary that will be reviewed annually. In addition to base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans, and other benefits applicable to executive personnel. The Employment Agreements do not preclude termination of the Executive by the Bank or the Company for cause at any time. In the event that the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause or disability, or in the event of the Executive’s resignation from the Bank and the Company upon (i) failure to re-elect the Executive to his current offices or, if applicable, re-nominate the Executive for election to the Board; (ii) a material change in the Executive’s functions, duties, responsibilities, benefits, or perquisites, or relocation of his principal place of employment; (iii) liquidation or dissolution of the Bank or the Company; or (iv) a material breach of the Employment Agreement by the Bank or the Company, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to severance pay in an amount equal to the remaining salary payments under the Employment Agreement, and other cash compensation and benefits during the remaining term of the agreement.

If the Executive is terminated for reasons other than cause following a change in control, as defined in the Employment Agreements of the Bank or the Company, or if the Executive terminates his employment upon a change in control following his demotion, loss of title, office, or significant authority, a reduction in his compensation, or a relocation of his principal place of employment, the Executive (or, in the event of death following such termination, his beneficiary) would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the agreement, or (ii) three times his average annual compensation over the three years preceding his termination of employment. In addition, the Executive would be entitled to continued life, health, dental, and disability coverage for the thirty-six month period following his termination upon a change in control. In the event that payments made to the Executive upon a change in control would result in an “excess parachute payment” as defined under Section 280G of the Code, an excise tax would be imposed on the Executive, and the Company would be denied a deduction for such excess. The Employment Agreements provide that the Company would indemnify the Executive for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of such indemnification. Payments to the Executives under the Bank’s agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Options/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted in Fiscal Year(1)	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
						5%	10%
Joseph R. Ficalora	150,000		2.46%	$24.61	07/24/12	$2,321,216	$5,883,000
	713,812	(3)	11.70	27.41	1/24/12	12,306,118	31,179,309

Michael Manzulli	150,000		2.46	24.61	07/24/12	2,320,500	5,883,000

Anthony Burke	150,000		2.46	24.61	07/24/12	2,320,500	5,883,000

James J. O’Donovan	150,000		2.46	24.61	07/24/12	2,320,500	5,883,000
	303,750	(3)	4.98	27.41	1/24/12	5,236,650	13,267,800

Robert Wann	150,000		2.46	24.61	07/24/12	2,320,500	5,883,000
	303,750	(3)	4.98	27.41	1/24/12	5,236,650	13,267,800

______________

(1)      In addition to option grants reflected in the table, 4,028,312 options were awarded to directors and employees of the Company during the last fiscal year. Accordingly, grants to the named executive officers represented 33.80% of all option grants.

(2)      The amounts shown represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

(3)       Represents reload options. See definition on page 13.

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the executive officers as of December 31, 2002. Also reported are the values for “in-the-money” options representing the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. During 2002, Messrs. Ficalora, O’Donovan, and Wann exercised 707,303, 297,241 and 297,241 options, respectively.

Fiscal Year-end Option Values

Name	Number of Securities Underlying Unexercised Options at December 31, 2002 Exercisable/Unexercisable (#)		Shares Acquired On Exercise (#)	Value Realized in 2002(2) ($)	Value of Securities Underlying Unexercised In-the-Money Options at December 31, 2002(3) Exercisable/Unexercisable ($)
Joseph R. Ficalora	763,812	250,000	713,812	$9,103,091	$1,385,373	$1,305,500
Michael F. Manzulli	404,280	352,140	—	—	7,911,760	4,596,380
Anthony E. Burke	242,568	271,284	—	—	4,747,096	3,014,028
James J. O’Donovan	353,750	250,000	303,750	$3,873,669	780,531	1,305,500
Robert Wann	353,750	250,000	303,750	$3,873,669	780,531	1,305,500

______________

(1)      This column shows the number of shares underlying options exercised in 2002 by the named executives. The actual number of shares received by these individuals from options exercised in 2002 (net of shares used to cover the exercise price and withheld to pay income tax) was 167,514 for Mr. Ficalora, 2,859 for Mr. O’Donovan, and 2,859 for Mr. Wann.

(2)      “Value Realized” is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. “Value Realized” numbers do not necessarily reflect what the executive might receive if the shares acquired by the option exercise are sold, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

(3)      Market value of underlying securities on December 31, 2002 ($28.88) minus the exercise or base prices of $9.31, $22.23, $24.61, $27.405, and $28.54 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.

Transactions with Certain Related Persons

The Bank does not make loans to its executive officers or directors. In connection with the Company’s acquisition of Haven Bancorp, Inc. and its merger with Richmond County Financial Corp., the Company assumed loans that had been made by the acquired institutions to certain of their executive officers and directors and to an executive officer of the Company. As a result, as of December 31, 2002, the Company, through the Bank, had $377,000 in loans outstanding to its executive officers, directors, and their immediate family members, all of which were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions, and none of which involve more than a normal risk of collectibility or present other unfavorable terms. Loans made to other officers and employees are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. The Bank provides mortgage loans to its non-executive officers and employees to purchase or refinance personal residences as well as consumer loans. The Bank provides such loans at reduced loan service charges.

PROPOSAL NO. 2

TO APPROVE AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously approved and declared advisable, and recommends to the shareholders, an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 150,000,000 to 300,000,000. The Board of Directors believes that this proposal is in the best interests of the Company and its shareholders and recommends a vote FOR the proposed amendment.

Currently, ARTICLE FOURTH, Section A of the Amended and Restated Certificate of Incorporation states:

“The total number of shares of stock of all classes which the Corporation shall have authority to issue is one hundred fifty-five million (155,000,000) consisting of:

1.        Five million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.        One hundred fifty million (150,000,000) shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”).”

The proposed amendment would revise ARTICLE FOURTH, Section A of the Amended and Restated Certificate of Incorporation to state:

“The total number of shares of stock of all classes which the Corporation shall have authority to issue is three hundred five million (305,000,000) consisting of:

1.        Five million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.        Three hundred million (300,000,000) shares of Common Stock, par value one cent ($0.01) per share (the “Common Stock”).”

The proposed amendment is subject to the approval of the Company’s shareholders.

Vote Required

Approval of the proposal requires the affirmative vote of a majority of Common Stock outstanding and entitled to vote at the Annual Meeting.

Purpose and Effect of the Amendment

Currently, the Amended and Restated Certificate of Incorporation authorizes the issuance of up to 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the Record Date, March 26, 2003, the Company had ____________ shares of Common Stock outstanding, ___________ shares of Common Stock held in Treasury, _________ shares of Common Stock reserved for issuance to directors and employees under various compensation and benefits plans, and approximately [7,719,800] shares of Common Stock reserved for issuance in connection with outstanding warrants, with the remaining __________ shares being authorized, unissued, and unreserved shares available for other corporate purposes. There were no shares of Preferred Stock outstanding as of the Record Date. While the Company currently does not have any plans to issue or reserve additional Common Stock other than in connection with various compensation and benefit plans and warrants, the Board of Directors considers the proposed increase in the number of authorized shares desirable as it would give the Board the necessary flexibility to issue Common Stock in connection with stock splits and dividends, acquisitions, financing corporate activities, employee benefits, and for other general corporate purposes. Without an increase in the number of authorized shares of Common Stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions.

Increasing the number of shares of Common Stock that the Company is authorized to issue would give the Company additional flexibility with respect to future stock splits and stock dividends. On seven occasions, the Company has affected a stock split in the form of a stock dividend. The last such action was a 3-for-2 stock split in the form of a 50% stock dividend payable in September 2001. In addition, in 2001, the Company issued approximately 30,000,000 shares of Common Stock (including shares reserved for issuance in connection with assumed stock options) in connection with its acquisition of Richmond County Financial Corp., Inc. In 2000, the Company issued approximately 10,120,130 shares of Common Stock (including shares reserved for issuance pursuant to assumed stock options) in connection with its acquisition of Haven Bancorp, Inc. The Company also issued 5,865,000 shares of Common Stock in April 2002 as part of a secondary offering of Common Stock and has reserved [7,719,800] shares of Common Stock for issuance in connection with warrants issued as part of a November 2002 Bifurcated Option Note Unit SecuritiES (BONUSESSM) Units offering.

Approving an increase in the number of authorized shares at this time would enable the Company to take advantage of market conditions and favorable opportunities at the time they occur, without the expense and delay incidental to obtaining shareholder approval of an amendment to the Amended and Restated Certificate of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock from 150,000,000 to 300,000,000, which would increase the authorized, unissued, and unreserved shares of Common Stock available for issuance from __________ to ___________ shares. Authorized unissued and unreserved shares of Common Stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Amended and Restated Certificate of Incorporation, applicable law, or the listing requirements for the NYSE, on which the Common Stock is listed.

Each share of Common Stock authorized for issuance has the same rights and is identical in all respects with each other share of Common Stock. The newly authorized shares of Common Stock will not affect the rights, such as voting and liquidation rights, of the shares of Common Stock currently outstanding. Under the Amended and Restated Certificate of Incorporation, the Company’s stockholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of Common Stock, exiting shareholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current stockholders, depending on the particular circumstances in which the additional shares of Common Stock are issued. The Board of Directors does not intend to issue any additional shares of Common Stock except on terms that it deems to be in the best interests of the Company and its shareholders. The Company currently has no current plans to issue newly authorized shares of Common Stock.

The ability of the Board of Directors to issue additional shares of Common Stock without additional shareholder approval may be deemed to have an anti-takeover effect because the Board of Directors could issue unissued and unreserved shares of Common Stock in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive, particularly in connection with the operation of the Company’s Stockholder Protection Rights Agreement. Newly authorized shares of Common Stock, when issued, would have attached to them one right issued pursuant to the Stockholder Protection Rights Agreement, dated as of January 16, 1996 and amended on March 27, 2001 and August 1, 2001, between the Company and Registrar and Transfer Company, as rights agent. Each right entitles the holder to purchase one one-hundredth of a share of the Company’s participating preferred stock at an exercise price of $120, subject to adjustment, upon the occurrence of certain specified events as described in the Stockholder Protection Rights Agreement. No shares of preferred stock of the Company are issued or outstanding. Authorized unissued and unreserved shares of preferred stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Amended and Restated Certificate of Incorporation, applicable law, or the listing requirements for the NYSE. No change to the Company’s preferred stock authorization is requested by the amendment.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. However, if the Company’s stockholders approve the proposed amendment, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at current levels.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 300,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE AN
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION INCREASING THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2002 were KPMG LLP. The Company’s Board of Directors has reappointed KPMG LLP to continue as independent auditors of the Bank and the Company for the year ending December 31, 2003, subject to ratification of such appointment by the Company’s shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Audit and Non-audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for 2002, and fees billed for other services rendered.

Audit fees (1)	$597,408
All other fees(2)	1,427,233

______________

(1)      Primarily reflects services rendered in connection with the audit of the Company’s 2002 consolidated financial statements and the audit of employee benefit plan financial statements.

(2)      Primarily reflects fees charged for audit-related services, due diligence, review of registration statements, consulting related to compensation and benefits, and compliance and tax consulting.

The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
INDEPENDENT AUDITORS OF THE COMPANY.

CORPORATE GOVERNANCE

General. The Company has been reviewing its corporate governance policies and practices. This includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the NYSE.

Employee Code of Conduct. Since the Company’s inception in 1993, it has had a Code of Conduct. The Company requires all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that the Company’s employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. The Company also provides training for its employees on the Code of Conduct and their legal obligations.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Sarbanes-Oxley Act of 2002 will require companies to have procedures to receive, retain, or treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place, and will monitor any rules adopted by the Securities and Exchange Commission to determine whether the Company’s procedures need to be modified.

ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2004, the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, not later than December 11, 2003, must receive a shareholder proposal. If such Annual Meeting is held on a date more than thirty (30) days from May 13, 2004, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such proposal will be subject to 17 C.F.R. § 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company’s notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Other Matters Which May Properly Come Before the Annual Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card or to vote via the internet or by telephone promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Householding of Proxy Statements and Annual Reports

The Securities and Exchange Commission has adopted rules that permit companies to mail a single proxy statement and a single annual report to two or more shareholders sharing the same address. This practice is known as “householding.” Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to “household” your proxy statement and annual report for the reasons stated above.

If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, Registrar and Transfer Company, the Company’s transfer agent, has undertaken on behalf of the Company to deliver to you promptly, upon written or oral request, a separate copy of this proxy statement and the annual report. If you are such a shareholder or a beneficial owner and you would like to receive your own copy of this proxy statement and the annual report, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572, and indicate that you are a shareholder at a shared address and would like an additional copy of each document. If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company at one of the numbers or addresses listed above. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at one of the numbers or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

A copy of the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2002, as filed with the United States Securities and Exchange Commission, will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

By Order of the Board of Directors,

Westbury, New York April 10, 2003	Mark A. Ricca Executive Vice President, General Counsel, and Corporate Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE.

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, NY 11590

April 10, 2003

Dear Stock-related Benefit Plan Participant:

On Wednesday, May 14, 2003, the Company will hold its Annual Meeting of Shareholders. In connection with this meeting, three proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related benefit plans (“Company Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the Plan Trustees to vote the shares of NYCB stock credited to your Company Plan account(s).

The respective Trustees will vote those shares of the Company’s common stock that are held in your Plan account(s) in accordance with your instructions. Shares that are held in your Plan account(s) but for which no voting instructions are provided will be voted proportionately to voting instructions received from other Plan participants. Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (“ESOP”, any unallocated shares will be voted proportionately to voting instructions that are provided, so long as such vote is in accordance with the provisions of the amended Employee Retirement Income Security Act of 1974.

To provide your voting instructions, please complete the Voting Instruction Form on the reverse side of this letter, and return it by April 25, 2003 to Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, NY 11590. For your convenience, an envelope marked “Confidential” is enclosed.

In addition, please note that if you or your family hold shares of NYCB common stock outside of the Company Plans, you can expect to receive a proxy card for those shares in a separate mailing.

In connection with the Annual Meeting, the Company has published a Notice of Annual Meeting and Proxy Statement and a 2002 Annual Report to Shareholders. Please review these documents by visiting our web site, www.myNYCB.com, and by following these simple instructions:

1.	Click on “Investor Relations”
2.	Click on “Documents”
3.	Click on “Latest Annual Report”
4.	Go back to “Documents”
5.	Click on “Latest Proxy Statement”

If you prefer to receive a hard copy of the 2002 Annual Report to Shareholders or the 2003 Notice of Annual Meeting and Proxy Statement, or if you need assistance with voting the shares held in your Plan account(s), please contact the Human Resources Department at 516-683-4422. A supply of these publications is also available at every branch.

Sincerely yours, The Board of Directors

This letter and Voting Instruction Form are being sent to participants in the following plans: the NYCB ESOP; the NYCB Employee Savings Plan; the QCSB Incentive Savings Plan; the CFS Bank 401(k) Thrift Incentive Savings Plan; the CFS Bank ESOP; the RCSB ESOP; and the NYCB Supplemental Benefits Plan.

NEW YORK COMMUNITY BANCORP, INC.
615 Merrick Avenue
Westbury, NY 11590

April 10, 2003

Dear Retiree:

On Wednesday, May 14, 2003, the Company will hold its Annual Meeting of Shareholders. In connection with this meeting, three proposals are being presented to our shareholders for a vote.

As a participant in one or more of the stock-related benefit plans (“Company Plans”) listed at the end of this letter, you are entitled to provide instructions as to how you would like the Plan Trustees to vote the shares of NYCB stock credited to your Company Plan account(s).

The respective Trustees will vote those shares of the Company’s common stock that are held in your Plan account(s) in accordance with your instructions. Shares that are held in your Plan account(s) but for which no voting instructions are provided will be voted proportionately to voting instructions received from other Plan participants. Furthermore, in the case of shares held in the NYCB Employee Stock Ownership Plan (“ESOP”), any unallocated shares will be voted proportionately to voting instructions that are provided, so long as such vote is in accordance with the provisions of the amended Employee Retirement Income Security Act of 1974.

To provide your voting instructions, please complete the Voting Instruction Form on the reverse side of this letter, and return it by April 25, 2003 to Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, NY 11590. For your convenience, an envelope marked “Confidential” is enclosed.

In addition to the Voting Instruction Form, we are providing you with a copy of the Company’s 2002 Annual Report to Shareholders and a Notice of Annual Meeting and Proxy Statement dated April 10, 2003.

Please note that if you or your family hold shares of NYCB common stock outside of the Company Plans, you can expect to receive a separate proxy card and mailing. This letter and Voting Authorization Form pertain only to those shares held through the Company Plans.

Should you need any assistance in voting the shares held in your Plan account(s), please contact the Human Resources Department at 516-683-4422.

Sincerely yours, The Board of Directors

This letter and the accompanying Voting Instruction Form are being sent to participants in the following plans: the NYCB ESOP; the NYCB Employee Savings Plan; the QCSB Incentive Savings Plan; the CFS Bank 401(k) Thrift Incentive Savings Plan; the CFS Bank ESOP; the RCSB ESOP; and the NYCB Supplemental Benefits Plan.

VOTING INSTRUCTION FORM

I, the undersigned, understand that the aforementioned Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the “Company”) common stock attributable to me under the stock-related benefit plans listed on the reverse of this page. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Shareholders to be held on May 14, 2003 or at any adjournments thereof.

Accordingly, you are to vote all shares attributable to me as follows:

1.	The election as directors of all nominees listed (except as marked to the contrary).

          Nominees: Joseph R. Ficalora, Michael F. Manzulli, and Robert S. Farrell

FOR	VOTE WITHHELD

     INSTRUCTION: To withhold your vote for any individual nominee, write that nominee’s name on this line:

2.	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock.
FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2003.
FOR	AGAINST	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposals and FOR other matters as recommended by the Board of Directors.

Print your name on this line	Your signature

Date

Please date, sign, and return this form in the envelope provided by no later than April 25, 2003 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590.

REVOCABLE PROXY
NEW YORK COMMUNITY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2003
10:00 a.m. Eastern Time

      The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 14, 2003 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments thereof as set forth on the reverse side.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated, and signed, on the other side)

          FOLD AND DETACH HERE

NEW YORK COMMUNITY BANCORP, INC. — ANNUAL MEETING, MAY 14, 2003

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-866-814-2817 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call;
or
2.	Via the Internet at https://www.proxyvotenow.com/nyc and follow the instructions;
or
3.	Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[X]Please mark your votes as indicated in this example

		For	With- hold	For All Except			For	Against	Abstain
1.	The election as directors of all nominees listed (except as marked to the contrary).	[ ]	[ ]	[ ]	2.	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock.	[ ]	[ ]	[ ]
	(01) Joseph R. Ficalora (02) Michael F. Manzulli (03) Robert S. Farrell				The Board of Directors recommends that you vote “FOR” Proposal 2.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee's name in the space provided below.							For	Against	Abstain
					3.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2003.	[ ]	[ ]	[ ]
The Board of Directors recommends that you vote “FOR” the election of the nominees listed above.
The Board of Directors recommends that you vote “FOR” Proposal 3.

						PLEASE INDICATE HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.			[ ]

	Please be sure to sign and date this proxy in the designated box.	Date				Common Stock

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Shareholder sign above Co-holder (if any) sign above
* * * IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *
FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
INSTRUCTIONS FOR VOTING YOUR PROXY
Shareholders of record have three alternative ways of voting their proxies:
1.	By Mail (traditional method); or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet
Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed, dated, and returned your proxy card. Please note that all votes cast via the telephone or the Internet must be cast prior to 12 midnight, May 13, 2003.
Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate, Call Toll-Free on a Touch-Tone Phone 1-866-814-2817		It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-866-814-2817	2.	Go to the Website https://www.proxyvotenow.com/nyc
3.	Enter your 9 digit Control Number, located below.	3.	Enter your 9 digit Control Number, located below.
4.	Follow the recorded instructions.	4.	Follow the instructions.

Your vote is important! Call 1-866-814-2817 anytime!		Your vote is important! Go to https://www.proxyvotenow.com/nyc
FOR TELEPHONE/ INTERNET VOTING: CONTROL NUMBER
IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET. PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE, INTERNET, OR BY MAIL, WILL BE THE VOTE COUNTED.

[X]	Please mark your votes as indicated in this example
REVOCABLE PROXY NEW YORK COMMUNITY BANCORP, INC.

				For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS MAY 14, 2003 10:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS		1.	The election as directors of all nominees listed (except as marked to the contrary)	[ ]	[ ]	[ ]

Nominees: Joseph R. Ficalora, Michael F. Manzulli, and Robert S. Farrell
     The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the “Company”), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 14, 2003 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments thereof as set forth hereon.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee's name in the space provided below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.				For	Against	Abstain
		2.	The approval of an amendment to the Company's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock.	[ ]	[ ]	[ ]

		3.	The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2003.	[ ]	[ ]	[ ]

			PLEASE INDICATE HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.			[ ]

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy (if properly signed and dated) will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please be sure to sign and date this proxy in the designated box.	Date

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

Shareholder sign above Co-holder (if any) sign above

   Detach the above card, and mark, sign, date, and return it using the enclosed envelope.
NEW YORK COMMUNITY BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The signatory acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 10, 2003, and a 2002 Annual Report to Shareholders.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.